EXHIBIT 99.1

                      MILBERG WEISS BERSHAD HYNES & LERACH
                               600 West Broadway
                             1800 One America Plaza
                        San Diego, California 92101-3356
                                 (619) 231-1068
                              FAX: (619) 231-7423
                                   ---------
                             One Pennsylvania Plaza
                         New York, New York 10119-0165
                                 (212) 594-8300
                              FAX: (212) 668-1229


                               February 22, 1996


                                                    VIA FACSIMILE AND U.S. MAIL
                                                    ---------------------------



Mike Morris
SUN MICROSYSTEMS
2550 Garcia Avenue
Mailstop PAL 1-521
Mountain View, CA  94043

        Re:     Kostick Trust v. Peter O. Crisp, et al.,
                ----------------------------------------
                Case No. CV755458
                Manson v. Peter O. Crisp,
                -------------------------
                Case No. CV755504

Dear Mr. Morris:

        This will confirm that Sun Microsystems need not respond to the complaints in the above actions. We are amending the complaints and dropping Sun Microsystems as a defendant.



                                        Very truly yours,
                                        /s/ ALAN SCHULMAN
                                        (Alan Schulman)